Exhibit 99.1

GIBSON, DUNN & CRUTCHER LLP

200 Park Avenue

New York, NY 10166-0193

(212) 351-4000

Matthew J. Williams

Joshua Weisser

Attorneys for the Motors Liquidation Company GUC Trust

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

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:
In re	:	Chapter 11 Case No.
:
MOTORS LIQUIDATION COMPANY, et al.,	:	09-50026 (REG)
f/k/a General Motors Corp., et al.	:
	:	(Jointly Administered)
Debtors.	:
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SUPPLEMENT TO MOTORS LIQUIDATION COMPANY GUC

TRUST QUARTERLY GUC TRUST REPORTS AS OF JUNE 30, 2011

The Motors Liquidation Company GUC Trust (the “GUC Trust”), by its undersigned counsel, pursuant to Section 6.2 of the Motors Liquidation Company GUC Trust Agreement dated March 30, 2011 and between the parties thereto (the “GUC Trust Agreement”) and in accordance with Paragraph 31 of the order of this Court dated March 31, 2011 confirming the Debtors’ Second Amended Joint Chapter 11 Plan of liquidation dated March 18, 2011 of Motors Liquidation Company and its affiliated post-effective date debtors (the “Confirmation Order”), hereby files the supplement to the Motors Liquidation GUC Trust Quarterly GUC Trust Reports as of June 30, 2011 (the “Supplement”) annexed hereto as Exhibit A.

The Supplement is not intended to constitute, and should not be construed as, investment advice. The Supplement has been provided to comply with the GUC Trust Agreement and the Confirmation Order and for informational purposes only and may not be relied upon to evaluate the merits of investing in any securities or interests referred to herein.

The GUC Trust has no officers, directors or employees. The GUC Trust and Wilmington Trust Company, solely it its capacity as trustee and trust administrator (the “GUC Trust Administrator”), rely solely on receiving accurate information, reports and other representations from GUC Trust professionals and other service providers to the GUC Trust. In submitting the Supplement and executing any related documentation on behalf of the GUC Trust, the GUC Trust Administrator has relied upon the accuracy of such reports, information and representations.

Dated: New York, New York

September 14, 2011

GIBSON, DUNN & CRUTCHER LLP

By:	/s/ Matthew J. Williams

Matthew J. Williams
Joshua Weisser
200 Park Avenue
New York, NY 10166-0193
(212) 351-4000

Attorneys for the Motors Liquidation Company GUC Trust

EXHIBIT A

“GUC Trust Distributable Assets” of Note 1 (“Purpose of Trust and Plan of Liquidation”) to the financial statements for the quarter ended June 30, 2011 shall be supplemented by restating it in its entirety as follows:

“Pursuant to the terms of the Plan, the Bankruptcy Court authorized the distribution of 150 million shares of New GM Common Stock issued by New GM, warrants to acquire 136,363,635 newly issued shares of New GM Stock with an exercise price set at $10.00 per share (“New GM Series A Warrants”), and warrants to acquire 136,363,635 newly issued shares of New GM Stock with an exercise price set at $18.33 per share (“New GM Series B Warrants”). In addition, the agreement governing the sale of substantially all of the assets of the Debtors and related sale documentation together provide that in the event that the Bankruptcy Court enters an order that includes a finding that the estimated aggregate Allowed General Unsecured Claims against the Debtors exceed $35 billion, New GM will be required to issue additional shares of New GM Common Stock for the benefit of the GUC Trust’s beneficiaries (the “Additional Shares”). The number of Additional Shares to be issued will be equal to the number of such shares, rounded up to the next whole share, calculated by multiplying (i) 30 million shares (adjusted to take into account any stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, reorganization or similar transaction with respect to such New GM Common Stock from and after the closing of such sale and before issuance of the Additional Shares) and (ii) a fraction, (A) the numerator of which is the amount by which Allowed General Unsecured Claims exceed $35 billion (such excess amount being capped at $7 billion) and (B) the denominator of which is $7 billion. No Additional Shares have been issued as of September 14, 2011.”